UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2009

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Park, Franklin, Massachusetts		02038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2009, following the 2009 Annual Meeting of Shareholders of PLC Systems Inc. (the “Registrant”), the Registrant’s Board of Directors (the “Board”) elected Louis Brenner as a Class I Director of the Registrant to serve until the Registrant’s 2010 Annual Meeting of Shareholders.  Mr. Brenner was elected to fill the vacancy in the Board created by the departure of Alan Magazine, who did not stand for re-election at the 2009 Annual Meeting of Shareholders.  Mr. Brenner was also appointed to the Compensation Committee of the Board.

For his service on the Board, Mr. Brenner will receive an annual retainer of $22,000, which will be paid in quarterly installments.

On June 4, 2009, the Board also granted Mr. Brenner an option to purchase 45,000 shares of the Registrant’s common stock.  The stock option will have an exercise price equal to the last sale price of the Registrant’s common stock on the OTC Bulletin Board on the date of grant and will vest in twelve equal quarterly installments over a three-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: June 4, 2009	By:	/s/ James G. Thomasch
James G. Thomasch, Senior Vice President,
Finance and Administration and Chief
Financial Officer